Exhibit (4.10 a)

AMENDMENT NO. 1 TO THE CANADIAN SECURITY AGREEMENT

This AMENDMENT NO. 1 TO THE CANADIAN SECURITY AGREEMENT, dated as of January 27, 2010 (this “Amendment”), is entered into by KODAK CANADA INC., an Ontario corporation (the “Borrower”), and CITICORP USA, INC., as Agent (in such capacity, together with its successors and assigns from time to time, the “Agent”) for the Secured Parties, and is made with reference to that certain Canadian Security Agreement, dated as of October 18, 2005 and amended and restated as of March 31, 2009 (as further amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Security Agreement”), among the Borrower, the other Grantors party thereto and the Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Security Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Borrower has requested that the Agent agree to amend certain provisions of the Security Agreement as provided for herein; and

WHEREAS, the Agent is willing to amend the Security Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.                      Amendment to Security Agreement.  Effective as of the Amendment Effective Date (as defined below), the Security Agreement is hereby amended as follows:

(a) The first paragraph of Section 1(1) of the Security Agreement is hereby amended by inserting “ (other than Equity Interests as otherwise provided in this Agreement)” immediately following “Canada” in cause (A) thereof.

(b) Section 1(1) of the Security Agreement is hereby amended by deleting clause (c) thereof in its entirety and inserting the following in lieu thereof:

“(c)           all accounts, instruments (including, without limitation, promissory notes), deposit accounts, chattel paper, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind owing to the Grantors, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance (any and all such instruments, deposit accounts, chattel paper, general intangibles and other obligations to the extent not referred to in clause (f), (g) or (h) below, being the “Receivables”), and all supporting obligations, security agreements, Liens, leases, letters of credit and other contracts owing to the Grantors or supporting the obligations owing to the Grantors under the Receivables (collectively, the “Related Contracts”);”.

(c) Section 1(1) of the Security Agreement is hereby amended by deleting the words “subject to restrictions on assignment and/or transfer,” appearing in clauses (f)(v), (f)(vi), (g), (i)(v) and (i)(vi) thereof.

(d) Section 1(1) of the Security Agreement is hereby amended by deleting clause

(e) (i)(i) thereof in its entirety and inserting the following in lieu thereof:

“(i)           all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (other than those patents and related rights currently contemplated to be sold by any Grantor to the extent identified as such on Schedule IV attached hereto) (“Patents”);”.

SECTION 2.  Conditions to Effectiveness.  This Amendment shall become effective as of the date hereof only upon the satisfaction or waiver by the Agent of all of the following conditions precedent (the “Amendment Effective Date”):

(a) Execution.  The Agent shall have received counterparts of this Amendment duly executed and delivered by the Borrower and the Agent.

(b) Payment of Fees and Expenses.  The Borrower shall have paid to the Agent all reasonable costs and expenses owing to the Agent as of such date (including the reasonable fees and expenses of Shearman & Sterling LLP) required to be reimbursed or paid by the Borrower pursuant to the Loan Documents.

(c) Representations and Warranties.  Each of the representations and warranties in Section 3 below shall be true and correct in all material respects.

SECTION 3.  Representations and Warranties.  In order to induce the Agent to enter into this Amendment and to amend the Security Agreement in the manner provided herein, the Borrower represents and warrants to the Agent that the following statements are true and correct in all material respects:

(a) Corporate Power and Authority.  The Borrower has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, this Amendment and under the Security Agreement as amended by this Amendment (the “Amended Agreement”).

(b) Authorization; No Conflict.  The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under this Amendment and under the Amended Agreement have been duly authorized by all necessary corporate, partnership or other applicable entity action on its part (including, without limitation, any required shareholder approvals), and do not and will not conflict with, or result in a breach of, or require any consent under, the charter or by-laws or other constitutive document of the Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any federal, state, foreign or other governmental authority or regulatory body, or any agreement or instrument to which the Borrower or any of its subsidiaries is a party or by which any of them or any of their property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for Liens created pursuant to the Collateral Documents) result in the creation or imposition of any Lien upon any property of the Borrower or any of its subsidiaries pursuant to the terms of any such agreement or instrument.

(c) Governmental Consents.  No authorizations, approvals or consents of, and except for filings and recordings in respect of the Liens created pursuant to the Collateral Documents, no filings or registrations with, any federal, state, foreign or other governmental authority or regulatory body, or any securities exchange or other third party, are necessary for the execution or delivery by the Borrower of this Amendment, or the performance by the Borrower of this

(d) Amendment or the Amended Agreement or for the legality, validity or enforceability hereof or thereof.

(e) Binding Effect.  This Amendment has been duly and validly executed and delivered by the Borrower.  Each of this Amendment and the Amended Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(f) Absence of Default.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Amendment or the Amended Agreement.

SECTION 4.  Miscellaneous.

(a) Reference to and Effect on the Security Agreement and the Loan Documents.

(i)           On and after the Amendment Effective Date, each reference in the Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Security Agreement, and each reference in the other Loan Documents to the “Canadian Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Security Agreement shall mean and be a reference to the Amended Agreement.

(ii)           Except as specifically amended by this Amendment, the Security Agreement and the other Loan Documents (including any exhibits, schedules and annexes thereto) shall remain in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents to the extent provided in the Collateral Documents.

(iii)           The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any other Secured Party under, the Security Agreement or any of the other Loan Documents.

(b) Headings.  Section and subsection headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

(c) Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(d) Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e) Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Amendment.

(f) Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(g) Loan Document.  This Amendment is a “Collateral Document” and a “Loan Document” under and as defined in the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

KODAK CANADA INC.,
as the Borrower

By:  /s/ William G. Love
Name: William G. Love
Title: Assistant Treasurer

CITICORP USA, INC.,
as Agent

By:  /s/ Jeffrey Stern
Name: Jeffrey Stern
Title: Vice President